Exhibit 10-26

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

This FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT dated as of June 8, 2023 (this “Amendment”), and amends that certain Note Purchase Agreement dated March 31, 2023 (as may be further amended from time to time, the “Note Purchase Agreement”) by and among  Motorcar Parts of America, Inc., a New York corporation (“Company”), and, severally and not jointly, Bison Capital Partners VI, L.P., a Delaware limited partnership (“Purchaser One”), Bison Capital Partners VI-A, L.P., a Delaware limited partnership (“Purchaser Two”; each of Purchaser One and Purchaser Two is sometimes referred to individually as a “Purchaser” and together as the “Purchasers”), and Bison Capital Partners VI, L.P., a Delaware limited partnership, as the representative of the Purchasers (the “Purchaser Representative”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Note Purchase Agreement.

W I T N E S S E T H :

WHEREAS, pursuant to the Note Purchase Agreement, the Purchasers have purchased the Notes from the Company and the Company issued the Warrants to the Purchasers;

WHEREAS, pursuant to Section 10.4 the Note Purchase Agreement, the Note Purchase Agreement may be amended by an instrument in writing, signed by the Company and the Purchaser Representative; and

WHEREAS, the Company, Purchasers and Purchaser Representative have agreed to amend the Note Purchase Agreement as described herein;

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.            Amendments.

(a)
The definition of “Note” contained in the Note Purchase Agreement is hereby amended and restated to refer to the form of the First Amended and Restated Convertible Promissory Note attached to this Amendment as Exhibit A.

(b)
The definition of “Warrant” contained in the Note Purchase Agreement is hereby amended and restated to refer to the form of the First Amended and Restated Warrant to Purchase Common Stock attached to this Amendment as Exhibit B.

2.           Delivery of Restated Notes. Concurrently herewith, the Company shall execute and deliver to each Purchaser a First Amended and Restated Note in the form of Exhibit A hereto and in the original principal amount equal to the product of the Purchase Price times such Purchaser’s Pro Rata Percentage, free and clear of all Liens other than restrictions on transfer imposed by applicable securities Laws.  Upon delivery of such Note to such Purchaser, the Note currently held by such Purchaser shall be deemed cancelled.  All of the foregoing transactions shall be deemed effective as of the Closing.

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3.          Delivery of Restated Warrants. Concurrently herewith, the Company shall execute and deliver to each Purchaser a First Amended and Restated Warrant in the form of Exhibit B hereto, free and clear of all Liens other than restrictions on transfer imposed by applicable securities Laws.  Upon delivery of such Warrant to such Purchaser, such Purchaser shall execute and deliver to the Company a counterpart thereto and the Warrant currently held by such Purchaser shall be deemed cancelled. All of the foregoing transactions shall be deemed effective as of the Closing.

4.          Delivery of Consent under Subordination Agreement. It shall be a condition to the effectiveness of this Amendment that PNC Bank, National Association shall have consented, pursuant to the Subordination Agreement, to this Amendment and shall have delivered a copy of such consent to the Purchaser Representative.

5.           Dividends Restriction.   Section 6.5 (Restricted Payments) of the Note Purchase Agreement is hereby amended by adding the following to the end thereof: “Notwithstanding and without limiting the foregoing provisions of this Section 6.5, if the prior written consent of the Senior Lenders is required to declare or pay any dividend or make any other payment or distribution on account of the Company’s Capital Stock, then in no such event shall the Company, without the prior written consent of both the Senior Lenders and the Purchaser Representative, declare or pay such dividend or make such other payment or distribution on account of the Company’s Capital Stock.”

6.           Limitation of Amendment.  This Amendment is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Transaction Document (as defined in the Note Purchase Agreement), or (b) otherwise prejudice any right or remedy which any Purchaser may now have or may have in the future under or in connection with any Transaction Document.

7.           Ratification of the Agreement.  The Note Purchase Agreement and the other Transaction Documents are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Amendment and the Notes and Warrants delivered pursuant hereto each is a Transaction Document and shall form a part of the Note Purchase Agreement for all purposes, and every holder of a Note shall be bound hereby. In furtherance of the foregoing, the Company hereby agrees that the representations and warranties contained in Article 3 of the Note Purchase Agreement regarding the Transaction Documents shall be deemed to include, effective as of the Closing, this Amendment and the Notes and Warrants delivered pursuant hereto.

8.        Effectiveness. The Company, Purchaser Representative and Purchasers agree and acknowledge that this Amendment shall govern and be considered effective as of March 31, 2023.

9.         Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York), without regard to conflicts of laws principles that would require application of another law.

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10.       Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

“Company”

MOTORCAR PARTS OF AMERICA, INC.

By:	/s/ Selwyn Joffe
Name: Selwyn Joffe
Title: President and Chief Executive Officer

[Signature Page to NPA Amendment]

“Purchasers”

BISON CAPITAL PARTNERS VI, L.P.

By:	Bison Capital Partners V GP, LP
Its:	General Partner

	By:	Bison Capital Partners GP, LLC
	Its:	General Partner

		By:	/s/ Doug Trussler
Name: Doug Trussler
Title: GP-EVP

BISON CAPITAL PARTNERS VI-A, L.P.

By:	Bison Capital Partners VI GP, LP
Its:	General Partner

	By:	Bison Capital Partners GP, LLC
	Its:	General Partner

		By:	/s/ Doug Trussler
Name: Doug Trussler
Title: GP-EVP

“Purchaser Representative”

BISON CAPITAL PARTNERS VI, L.P.,

By:	Bison Capital Partners VI GP, LP
Its:	General Partner

	By:	Bison Capital Partners GP, LLC
	Its:	General Partner

		By:	/s/ Doug Trussler
Name: Doug Trussler
Title: GP-EVP

[Signature Page to NPA Amendment]

Exhibit A

Form of Note

Exhibit B

Form of Warrant